Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Event Date/Time: Jan. 09. 2006 / 8:00AM ET

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Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

CORPORATE PARTICIPANTS

Rick Neely

Monolithic Power Systems - CFO

Michael Hsing

Monolithic Power Systems - President and CEO

CONFERENCE CALL PARTICIPANTS

Craig Berger

Wedbush Morgan Securities - Analyst

Eric Gomberg

Thomas Weisel Partners - Analyst

Quinn Bolton

Needham & Company - Analyst

Simona Jankowski

Goldman Sachs - Analyst

Tore Svanberg

Piper Jaffray - Analyst

Andrew Root

OTA Asset Management - Analyst

PRESENTATION

Operator

Good day, and welcome to the Monolithic Power Systems special teleconference. As a reminder, today’s call is being recorded. For opening remarks and introductions, I’d like to turn the call over to Mr. Rick Neely. Please go ahead, sir.

Rick Neely - Monolithic Power Systems - CFO

Good morning, and welcome to this conference call hosted by Monolithic Power Systems. Thank you for taking the time to join us today. Michael Hsing, CEO and founder of MPS is with me on today’s call. In the course of the day’s conference call, we will make forward-looking statements and projections that involve risk and uncertainty, including statements regarding the nature, scope and impact of the company’s restatement of its financial statements, estimates of changes in the company’s tax and stock compensation expenses, and resulting changes in net income, or net losses, for fiscal year 2004 and the first three quarters of 2005.

Other expected revisions to the company’s operating expenses and litigation provision for the third quarter of 2005, the expected timing for filing of the restated Form 10-K for fiscal year 2004, restated Form 10-Qs for the first and second quarters of 2005 and the Form 10-Q for the third quarter of 2005, expected future compliance with NASDAQ listing requirements, statements regarding management’s ability add additional controls and financial resources in a timely manner, statements regarding our expectations for continued success in the marketplace, and our business environment and fourth quarter revenue outlook.

These statements are predictions and involve risks and uncertainties. Actual results may differ significantly. These risks include, but are not limited to, additional information or actions resulting from the continued review by the company’s management, audit committee, outside counsel and accounting advisors, and additional information or actions resulting from the review of the restated quarterly financial statements and audit of the restated annual financial statements by the company’s independent registered public accounting firm, actions by the NASDAQ relating to the company’s compliance or non-compliance with listing requirements and the company’s ability to improve our controls in timely manner or to make its filings within the deadlines required by NASDAQ.

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Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Related and other risks are set forth in more detail in the company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005, all of which factors are incorporated by reference into today’s discussion. The company expressly assumes no obligation to update any such forward-looking statements. I’d also like to remind you that today’s conference call is being webcast live over the Internet and will available for replay on our website for one year at www.monolithicpower.com, along with the press release of January 6th, 2006, and information presented during the call.

Now I’ll turn the call over to Michael for a brief opening statement. Following Michael’s comments, I will review the press release of January 6th, 2006, and then Michael and I will give a brief update on the fourth quarter 2005 revenue. We will then open up the call to your questions. So, at this point, I’ll turn it over to Michael.

Michael Hsing - Monolithic Power Systems - President and CEO

Thanks, Rick. Thank you for joining our special and early conference call to discuss our recent financial developments. As a company, we’re not pleased to discuss a restatement of our financial results. However, these errors do not relate to any key business metrics, such as revenues and inventory, and we have no reason to believe that they involve any misconduct. Rather, these errors raise from application of rules relating to options, classifications, and the complex accounting issues for taxation and stock compensation.

I feel confident that our new CFO and the team he’s assembling have the skills and experience to lead us through this rapid growth phase as we mature as a company. MPS is putting additional controls, better review processes and hiring new staff to clean up old errors and prevent new ones. Now I’d like to turn the call over to Rick Neely for the details.

Rick Neely - Monolithic Power Systems - CFO

Thanks, Michael. I am going to assume that those of you participating in this call have read the press release that we issued on Friday, January 6th. I would like to add some background and comments before I reiterate the highlights of the release. The company was preparing to file its third quarter 2005 10-Q in mid-November, per the normal filing deadlines.

On November 10th, the judge in the Oakland trial that was recently concluded with O2Micro reversed the jury’s award of $12 million in damages, and instead awarded a $2.7 million paid-up royalty plus costs. This was a material subsequent event, and we initially delayed the Q3 10-Q report five days to account for this new information.

In the course of reviewing the accounting entries for this new judgment, we determined that it was necessary to review the tax provisions for Q2 ’05 to ensure that the third quarter reduction of the provision was proper. In that regard, we and our outside auditor reviewed again our taxable income projections, deferred tax assets, tax rates and other associated elements.

Concurrently, during the normal course of our Q3 ’05 quarterly audit review, the company discovered the two errors described in our press release. One related to an overstatement of stock compensation expense due to calculation errors. The more complex error related to the incorrect classification of non-qualified stock options as incentive stock options.

The correction of these option awards created a large deferred tax asset and we needed to analyze whether or not this tax asset was realizable by period in order to evaluate the potential impact on prior statements and Q3 ’05. We undertook an extensive analysis between November 21, 2005, and January 2, 2006, to review the errors, calculate the correct entries, review them with our auditors and determine the materiality of the errors.

On January 2nd, 2006, the company’s audit committee determined that the prior-period financial results required restatements to reflect correction of these errors. Management has taken corrective actions to institute additional controls over these processes. In addition, MPS is in the process of hiring new resources into its finance group and expects to complete this process in Q1 ’06.

At this point in time, we believe we have determined the proper entries for these two errors and we estimate their impact as follows. For the fourth quarter of 2004, operating expenses are expected to decrease in the range of $65,000 to $75,000, due to correction of errors in the calculation of stock compensation expense. And the provision for taxes is expected to decrease in the range of 400,000 to $425,000. These changes are expected to result in an increase in net income attributable to common stockholders from the previously reported $140,000, or $0.01 per share, to a range of $605,000 to $640,000, or approximately $0.03 to $0.04 per share.

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Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

The restated fiscal 2004 results will also reflect these changes. For the first quarter of 2005, operating expenses are expected to decrease in the ranges, 65,000 to $75,000, due to correction of errors in the calculation of stock compensation expense and the provision for tax is expected to decrease in the range of 150,000 to $165,000. These changes are expected to result in a decrease in net loss attributable to common stockholders from the previously reported $1,422,000 loss, or a loss of $0.05 per share, to a range of $1,180,000 to $1,250,000 loss, or a loss of $0.04 to $0.05 per share.

For the second quarter of 2005, operating expenses are expected to decrease in the range of $305,000 to $330,000 due to correction of errors in the calculation of stock compensation expense, and the provision for taxes is expected to decrease in the range of 80,000 to $90,000. These changes are expected to result in a decrease in net loss attributable to common stockholders from the previously reported loss of $6,713,000, or a loss of $0.24 per share, to a new range of $6,200,000 loss to a loss of $6,500,000, or $0.22 to $0.23 per share loss in Q2 ’05.

Finally, for the third quarter of 2005, operating expenses are expected to decrease from the previously announced result in the range of $8.8 million due to the reduction in the provision for litigation and in the range of 90,000 to $100,000 due to correction of errors in calculations of stock compensation expense. The tax provision for the third quarter will be determined after all prior-period adjustments are made.

The company expects to file a restated Form 10-K for fiscal 2004, an amended Form 10-Q for each of the first and second quarters of fiscal 2005 and a Form 10-Q for the third fiscal quarter in late February or early March. The company has requested an extension of time from NASDAQ to file its Form 10-Q for the third quarter of fiscal 2005.

If the company is granted this extension and makes its required filings within the time periods allowed, it believes it will have regained compliance with the listing requirements of the NASDAQ National Market and will request that the E be removed from its stock ticker symbol.

Finally, Michael and I would like to give a brief update on the fourth quarter business results. From our perspective, the general business environment for MPS has been good, and we expect to report fourth quarter revenues at the high end of the range of the guidance given in our third quarter 2005 conference call.

Operator, now we would like to open the microphone and take your questions.

QUESTION AND ANSWER

Operator

Thank you.

[OPERATOR INSTRUCTIONS].

And we’ll take our first question from Craig Berger from Wedbush Morgan Securities.

Craig Berger - Wedbush Morgan Securities - Analyst

Good morning. Just very quickly, can you help us understand what the filing process entails, what are the criteria for getting an extension, and I think let’s just start with that.

Rick Neely - Monolithic Power Systems - CFO

Craig, if you’re referring to the filing process for the restatements, you file amendments to your Q4 ’04 and basically you file an amendment to the 2004 10-K that will catch up all those errors, and then you file amendments to Q1 and Q2 10-Qs. Once those are calculated, then we file our Q3 10-Q, so you do it in order, although our intent and plan is to file all things simultaneously. Once you have the new, corrected error entries put in, you just flow them through all the financial statements and you submit the documents all at once.

Craig Berger - Wedbush Morgan Securities - Analyst

Rick, but what are the criteria for getting an extension from the NASDAQ?

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Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Rick Neely - Monolithic Power Systems - CFO

That’s actually something I can’t comment on. It’s not within my purview to decide what that is done. It’s difficult to predict the timing, but also in terms of the criteria, I have already gone to a panel hearing. December 22nd there was a hearing in font of the NASDAQ panel for our initial request for extension of time. In that panel hearing, which lasted about 45 minutes, they go through the reasons for the delay, they look at the management’s approach, what they’re doing, a whole variety of issues, and it’s up to the panel to decide.

There’s nothing we can publicly say in response to what they’re going to decide. Practically, if you look at the decisions, they generally allow 90 days after the hearing to make a decision, but it’s not a rule and it’s not something we can predict.

Craig Berger - Wedbush Morgan Securities - Analyst

Okay, and I may not properly understand all the nuances involved in running through the accounting entries, but why would it take six to eight weeks to crunch through these entries.

Rick Neely - Monolithic Power Systems - CFO

Well, that’s a good question. The reversal of the $12 million litigation provision and the rebooking of 2.7 million plus cost was very straightforward, but the related tax provision calculation was not. MPS only recently began recognizing taxable income. We only turned profitable from a tax perspective at the end of ’04. We utilized all of our available net operating losses, also known as NOLs, in Q4 2004 and reversed the valuation allowance on the other deferred tax assets, as we believe we will continue to have taxable income to utilize these deferred assets.

We have established an additional tax benefit, and when we recognized this large $12 million litigation provision and we needed to reevaluate this entry in Q3 as well, more specifically for the Q3 provision, we needed to assess the realizability of all our tax assets, as the tax provision is really done on a cumulative basis throughout the year. So the Q3 change in the litigation award requires we go back and look at the tax provision for the whole year.

You have to look at all of your assumptions - do you have enough income? Do you have enough income to claim that credit? What compounded this review was the discovery of the stock option misclassification error at the same time, and the stock option misclassification error created a large potential deferred tax asset, and therefore we needed to both look at the litigation impact on the tax provision, but also the new information on an additional deferred tax asset from the stock option error.

This was difficult and complex work. We consulted with tax specialists as far as our evaluation. We have to project income from periods at the end of Q4, Q1, Q2, Q3. You guys are looking at tax rates at the time, you had to look out two years forward, you had to calculate your income, you actually had to do your tax return at a high level to determine if the tax assets were realizable. It’s actually a lot of work, and as a smaller company, MPS had limited internal expertise to perform this analysis, and it just took about five weeks to complete.

Craig Berger - Wedbush Morgan Securities - Analyst

Okay, and then my last question is, can you just give us any visibility into the strength of order shipments so far in the first quarter and what we might expect in terms of seasonality this year? Thank you.

Rick Neely - Monolithic Power Systems - CFO

Well, we’re not going to comment on Q1 ’06, anything like that, in terms of numbers. We won’t do that until the February conference call, but Michael recently returned from several weeks in Asia. He can give you sort of a general background.

Michael Hsing - Monolithic Power Systems - President and CEO

Yes, just came back a week ago from a three weeks’ trip in Asia, and in general, business is very good for MPS, and I see the expansion of adoption of our products and we have a very strong design-in in our customers.

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FINAL TRANSCRIPT

Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Craig Berger - Wedbush Morgan Securities - Analyst

Excellent, thank you very much.

Operator

And next you’ll hear from Eric Gomberg from Thomas Weisel Partners.

Eric Gomberg - Thomas Weisel Partners - Analyst

Good morning. I was just hoping that you could clarify. You said earlier that all the quarters have been scrubbed and that anything material pertains to the things announced this morning and you don’t expect any more reviews or changes in terms of revenue, cost of sales, inventory, things of that sort. Is that accurate?

Rick Neely - Monolithic Power Systems - CFO

Well, Eric, to be precise, on these two errors, the stock compensation error and the deferred tax assets and so forth, we’ve gone through these extensive reviews, and we feel comfortable that for those two errors, we have a set of numbers we can move forward with. That is why we put the estimates into the press release, and those were all reviewed by all parties, so we understand that part of it.

We can never say we’ll never find other errors. We’re going through a normal 2005 audit, those types of things, so no company can say that they’ll never find any other errors, but I can say, in respect to these two accounting errors, we’ve quantified and clarified and taken care of those.

Eric Gomberg - Thomas Weisel Partners - Analyst

Okay, and just could you talk about what types of new controls you’re putting in place, hiring, things of that sort? Thank you.

Rick Neely - Monolithic Power Systems - CFO

Okay, yes, I think in general, as we’ve said, we regret making these errors. We should have had more financial staff on board, with greater expertise. We are addressing these issues. We fired three people. I’ve been here four months, we’ve fired three peoples, we have open requisitions for several more in top, senior people. It’s not really an excuse, but the classical reality is it’s very difficult to manage 100% annual revenue growth for any company, and a year ago the company was private, and now we have some fairly complex international tax structures, rapid growth and so forth, so it has been a challenge to add more staff.

We are recruiting aggressively. We certainly have the ability to attract staff with the performance of the company. It’s just a matter of getting them on board, training them and doing so, so that’s really the best I can say, is we’re attempting to grow the staff about 50% since I’ve been here, and we’ve hired a lot of people, but still have more to go.

Rick Neely - Monolithic Power Systems - CFO

Okay, thank you.

Operator

And next you’ll hear from Quinn Bolton from Needham & Company.

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Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Quinn Bolton - Needham & Company - Analyst

I just wanted to sort of clarify, given your requests to have the E removed, is this something that has to wait until all the documents are filed, late February, early March, or is it possible for the E to be removed? Now that you’ve identified the issues, you have a plan to address the issues, could the E come off before you actually file the documents?

And then a second question, I guess just for Michael, looking at the fourth quarter and kind of heading into Q1, can you talk about sort of product line strength, whether you’re seeing across the board, is it driven by the DC to DC family or just a little bit more color on sort of product by product, how business is going? Thanks.

Rick Neely - Monolithic Power Systems - CFO

Thanks, Quinn. I’ll answer the first one and then Michael will do the second one. On the first one, technically, the E is on the symbol because we haven’t filed Q3 ’05, so until we file Q3 ’05, the E won’t come off. Now, we can file Q3 ’05, but before it we have to get the other statements done as well, so it has to be done all at once, because the numbers in the prior periods will roll into Q3, retained earnings and so forth. Even though the prior periods are adjusted, you have to correct those first before you do the other ones.

Now, our plan, again, is to do all the entries, all the adjusted entries, get all the numbers right, but in practicality you have to resubmit your other statements before you submit your Q3, so that’s really the timing issue. On the business side, Michael?

Michael Hsing - Monolithic Power Systems - President and CEO

Yes, let me talk about the business side. Well, I’ve seen all our DC to DC are expanded to other areas, such as the printers and displays and LCD display as I’ve talked about before, and we see more and more design wins in unfamiliar territories, and some are very small. So I hope I can give you more detailed answers, and our products, our design wins, are just across the board in all our product categories.

Quinn Bolton - Needham & Company - Analyst

Okay, great, and then just a last question for Rick, just again on the financial staff. Sounds like you’ve let go a few people and you’ve got reqs that you think will be filled by the end of Q1. Is there anything you’re doing on the systems side to help bolster the financial controls at MPS?

Rick Neely - Monolithic Power Systems - CFO

Well, on the system side, MPS has put in a good ERP system, but one of the issues in the financial team, we weren’t utilizing all the aspects of it. For example, we were still relying on spreadsheets instead of transferring those functions to the ERP system. That’s where one of the errors came about, was using spreadsheets instead of the systems.

So, part of our project for SOX compliance is not only to move as many things into the systems controls, or built into an ERP system, but also to put in spreadsheet controls, an analytical review of all spreadsheet answers, not just mechanical reviews, so we have performed a review process and all major spreadsheets now that provide entries to the accounting system have controls and review processes on top of them, and we have longer-term projects that, again, take more time to put some of the key functions around spreadsheets into the system. This is a routine thing for companies to do as they go from private to public. It’s just system projects, if you’ve ever been involved with them, take quite a bit of time and the company grows faster than we can keep up, so we’re adding additional people again on that side as well.

Michael Hsing - Monolithic Power Systems - President and CEO

Well, all I can say, frankly, I’m not a financial expert. For the 120 days after Rick is on board, I’m extremely happy with him, and he can implement all these controls in the process in place, so this is where we’ll move forward.

Quinn Bolton - Needham & Company - Analyst

Okay, great.

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FINAL TRANSCRIPT

Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Operator

And next we’ll hear from Simona Jankowski from Goldman Sachs.

Simona Jankowski - Goldman Sachs - Analyst

Yes, hi, thank you very much. Rick, I wanted to just get a little more clarification on the timeline with respect to any actions that NASDAQ may take or any actions you might take to be back in compliance. In particular, you mentioned that there is roughly typically a 90-day period for NASDAQ to decide on giving an extension. Does that mean we should be looking for March 22nd kind of in the back of our minds as far as when we might see some kind of a filing from you. And, also, in addition, I think you mentioned earlier that you had sent another request to NASDAQ on Friday. Can you expand on the timeline for what you’re looking for coming out of that request?

Rick Neely - Monolithic Power Systems - CFO

Okay, I’ll go back. As you know, back initially when we didn’t file by November 21st, pro forma you receive a letter from NASDAQ saying you haven’t filed and please attend a hearing to discuss why you haven’t filed. So, on December 22nd, I was in Washington, DC, and did go to the panel hearing. At that time, we had not completed our analysis, particularly of 2004.

At that time, we did not know whether we needed to restate all the periods or not. At that time, I believed we were likely to be able to just file the 10-Q for Q3. I requested an extension to January 23rd. On January 6th, once we understood that 2004 needed to be restated, we requested an extension to late February, early March. That’s what we said in the press release because that’s the additional time. And additional time, once the numbers are done, having to do with calculating, there’s a lot of work to redo the statements, but the additional time is really related to - 2004, from the perspective of the auditors, is a closed period and their internal review processes is more extensive for the 2004 restatement than it would be for the interim periods.

So it’s going to take us longer to get through the auditors’ review process for 2004, so that’s why we need additional time. We’ve explained that to NASDAQ. We sent a letter in. It’s difficult to predict when we will get a decision. The 90 days is just a general amount of discretion that NASDAQ has. It’s not a rule. Typically, they will come back and tell you the decision 30 days or so after the hearing, but you don’t really know what they’re going to say, or when, so I cannot put an opinion in there or say anything more than that.

I think you can look at how NASDAQ normally behaves, but we don’t want to predict that.

Simona Jankowski - Goldman Sachs - Analyst

Thanks, that was very helpful.

Operator

And moving on to Tore Svanberg with Piper Jaffray.

Tore Svanberg - Piper Jaffray - Analyst

Yes, thank you, and good morning. A couple questions. First of all, as you’re reviewing these statements, especially on the tax side, do you have a tax rate number that you would like to share with us for 2006 at this point?

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FINAL TRANSCRIPT

Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Rick Neely - Monolithic Power Systems - CFO

No, in fact, as part of the review of the tax provisions for Q3, and then also for 2005, when we complete that, that’s when - we’re doing that work right now. I have meetings this week with our new tax advisers on projecting 2006 and so forth, so we can’t share that now, but we are doing that work.

Tore Svanberg - Piper Jaffray - Analyst

Very good, and could you also remind us what your guidance was for the December quarter?

Rick Neely - Monolithic Power Systems - CFO

In October, the press conference for the Q3 results, we gave a revenue guidance range of 29 to $31 million. That is what our guidance was.

Tore Svanberg - Piper Jaffray - Analyst

And now we should assume that it will be closer to 31 million?

Rick Neely - Monolithic Power Systems - CFO

Well, we said the high end of the range.

Tore Svanberg - Piper Jaffray - Analyst

Okay, and as I think Quinn asked a question about product line, could maybe you or Michael comment on which end markets are driving some of the strength?

Michael Hsing - Monolithic Power Systems - President and CEO

Very segmented, and you have automotive entertainment units, and some of the various different applications, such as the printer business, and from laser printers to some of lower-end printers. And this is very surprising, and we just — these are unfamiliar territories, so after this trip, I was very surprised to see, and also pleased to see, those expansions of our markets.

Tore Svanberg - Piper Jaffray - Analyst

Okay, can you also maybe qualitatively talk a little bit about how your traditional end markets did in Q4, like the notebook market or TV market?

Michael Hsing - Monolithic Power Systems - President and CEO

The notebook market is still I think is in a steady pace, and I don’t expect to see any more market shares, and to gain more market shares, and in the last quarters or last several quarters, they are pretty steady. And the percentage very much reflects, too, the design wins and the number of projects that we have is very much reflected to the previous year.

In DC to DC areas, again, I covered it a while ago, and it’s just expanded to a lot of unfamiliar territory as we grow our sales team and also application engineering teams. In audio area, still a remaining small part of our business, and so far we only have one product, and now we keep rolling out additional products to strengthen the product lines. So even we have this one product, and we’re seeing different applications, in particular in the Japanese markets, such as in the [parchanco] applications.

Tore Svanberg - Piper Jaffray - Analyst

Great, thank you very much.

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FINAL TRANSCRIPT

Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

Operator

[OPERATOR INSTRUCTIONS].

We’ll now take our next question from Andrew Root from OTA Asset Management.

Andrew Root - OTA Asset Management - Analyst

Hi, thanks for taking my call. Quick question, the update in guidance for revenue, does that extend to gross margin, where that will fall in the range as well?

Rick Neely - Monolithic Power Systems - CFO

We’re not — this is too early in the quarter to do that. I mean, we just closed, so we only are updating that. We have no further guidance on any other metrics.

Andrew Root - OTA Asset Management - Analyst

Okay, and then, Michael, I think you touched on this a little bit, but do you have any more specific comments about what may have driven upside as the quarter moved along?

Michael Hsing - Monolithic Power Systems - President and CEO

It’s good to hear you, Andrew, and could you repeat the question again?

Andrew Root - OTA Asset Management - Analyst

You talked about some of the strengths that you noted from your trip. Just specifically thinking about the fourth quarter, where some of the upside or some of the incremental strength comes from?

Michael Hsing - Monolithic Power Systems - President and CEO

Yes, I wish I could give you a very specific and a very large percentage in one influence in one particular market, and it’s a lot of very small, incremental changes, changes in different markets, and I can’t really tell which specific markets will affect our outcomes greatly. And it’s just a lot of small design wins, and it just happened everywhere, and I wish I could give you a little bit more specific comment.

Andrew Root - OTA Asset Management - Analyst

No, that’s great. I appreciate it. Congratulations.

Michael Hsing - Monolithic Power Systems - President and CEO

Thank you, again.

Operator

[OPERATOR INSTRUCTIONS].

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FINAL TRANSCRIPT

Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

And we’ll take our final question from Tore Svanberg from Piper Jaffray.

Tore Svanberg - Piper Jaffray - Analyst

Yes, just a very quick follow-up. Rick, I think you mentioned some additional hiring. Should we assume the operating expenses to move up a little bit in the March quarter as a result of that?

Rick Neely - Monolithic Power Systems - CFO

Well, we guided last time that we expect as a general rule that the company’s operating margin is too high - 38% pro forma operating margin in Q3 is higher than model because we need to hire more people across the board to manage the growth. That’s what I said in the prior conference call, we maintain that. We need to hire a lot of people — that’s not a very good phrase, we need to hire to manage the growth, and so we’re going to continue to increase operating expenses to do that. There’s no particular guidance on that, it’s just our general trend right now, given the needs of the business.

Tore Svanberg - Piper Jaffray - Analyst

Fair enough. Thank you.

Operator

And it appears we have no further questions at this time. I’d like to turn it back over to Rick Neely. Please go ahead.

Rick Neely - Monolithic Power Systems - CFO

Well, thank you. At this point in time, we appreciate everyone getting in, particularly on the west coast, a little bit early, and on the east coast, you can start your day now. So appreciate the call and we expect to have our 2005 conference call in early February.

Michael Hsing - Monolithic Power Systems - President and CEO

Well, thank you, everyone.

Operator

And that does conclude today’s conference. Thank you for joining, and have a great day.

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FINAL TRANSCRIPT

Jan. 09. 2006 / 8:00AM, MPWRE - Monolithic Power Systems to Restate Previously Reported Financial Results to Reflect Increases in Net Income Due to Reductions in Tax and Stock Compensation Expenses

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